UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2018
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD.

On December 4, 2018, C. Daniel Myers, Chief Executive Officer of Alimera Sciences, Inc. (the “Company” or “Alimera”), stated during his presentation on behalf of the Company at the 11th Annual LD Micro Main Event in Los Angeles, California that the Company believes it will likely finish 2018 with annual revenue of close to $45 million. The Company confirms that it believes it will likely finish 2018 with annual consolidated GAAP net revenue of close to $45 million.

Mr. Myers also commented that Alimera has an opportunity to report positive Adjusted EBITDA in the 4th quarter of 2018 but that Alimera may dip slightly back to a negative Adjusted EBITDA in first quarter of 2019 due to seasonality in Alimera’s results, with an expectation of achieving positive Adjusted EBITDA for the rest of 2019.

Adjusted EBITDA, a non-GAAP financial measure, is earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, gains and losses from the change in the fair value of derivative warrant liability and losses on extinguishment of debt. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA is a useful measure in evaluating Alimera’s operating performance. Alimera uses Adjusted EBITDA in the management of its business. Adjusted EBITDA, as presented, may not be comparable to a similarly titled measure reported by other companies because not all companies may calculate Adjusted EBITDA in an identical manner. Therefore, it is not necessarily an accurate measure of comparison between companies. The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure. To compensate for these limitations, Alimera will present its non-GAAP financial results in connection with its GAAP results when Alimera reports its results for the fourth quarter of 2018 and the full 2018 year. Alimera will encourage investors to review the reconciliation of each of its non-GAAP financial measures to its most directly comparable GAAP financial measure.

Forward Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding expected net revenue and Adjusted EBITDA. These forward-looking statements are based on current expectations and involve inherent risks and uncertainties and could cause actual results to differ materially from those projected in the forward-looking statements. Meaningful factors that could cause actual results to differ include, but are not limited to, (a) a slowdown or reduction in Alimera’s sales in December 2018 and through 2019 due to a reduction in end user demand, unanticipated competition, regulatory issues, or other unexpected circumstances, and (b) other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2017 and Alimera’s Quarterly Report on Form 10-Q for the three months ended September 30, 2018, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at http://www.sec.gov.

Besides the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors could affect Alimera’s the results anticipated in the forward looking statements. There can be no assurance that these results will be achieved as expected. The forward-looking statements contained in this report are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. The forward-looking statements in this report speak only as of the date of this report (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: December 6, 2018	By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Financial Officer